UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2006

Old Dominion Freight Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Old Dominion Way, Thomasville, North Carolina		27360
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(336) 889-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Old Dominion Freight Line, Inc. (the "Company") entered into a five-year, $225,000,000 senior unsecured revolving credit facility pursuant to the terms of an amended and restated credit agreement (the "Credit Agreement"), dated August 10, 2006, with Wachovia Bank, National Association as administrative agent, and the Lenders named therein (collectively, the "Lenders"). This Credit Agreement amends and restates the terms of the credit agreement providing the Company’s existing five-year $110,000,000 senior unsecured revolving credit facility dated September 22, 2005, as amended, with the Existing Lenders. The following description is a summary of the material terms and conditions of the Credit Agreement. This summary is qualified in its entirety by reference to the Credit Agreement included as Exhibit 4.10 to this report and incorporated herein by reference. The definition of capitalized terms, if not so defined, may be found in the Credit Agreement.

Of the $225,000,000 in line of credit commitments provided by the Lenders, $150,000,000 may be used for letters of credit and $15,000,000 may be used for Swingline Loans under Wachovia Bank’s Sweep Program. The Sweep Program is a daily cash management tool that automatically initiates borrowings to cover overnight cash requirements or initiates overnight investments for excess cash balances. In addition, the Company shall have the right, at any time and from time to time after the closing date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Commitments (each such requested increase, a "Commitment Increase"), by having one or more existing Lenders increase their respective Commitments then in effect, by adding one or more Persons that are not already Lenders as a Lender, or a combination thereof; provided, however, that: (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000; (ii) immediately after giving effect to any Commitment Increase, the aggregate Commitments shall not exceed $300,000,000 and the aggregate of all Commitment Increases effected shall not exceed $75,000,000; (iii) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date or shall result from any Commitment Increase; (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Company shall be in compliance with the financial covenants contained in Article VII of the Credit Agreement; and (v) the Company shall give the existing Lenders the right of first refusal for participating in any such Commitment Increase. No Lender shall have an obligation to increase its respective Commitments.

At the Company’s option, loans under the Credit Agreement shall bear interest at (i) the higher of Wachovia Bank’s prime rate or the federal funds rate plus 0.5% per annum (the "Base Rate"); (ii) the LIBOR Rate plus the Applicable Margin Percentage for LIBOR Loans in effect at such time as determined in accordance with the pricing grid set forth in the Credit Agreement; or (iii) the LIBOR Market Index Rate plus the Applicable Margin Percentage for LIBOR Market Index Loans in effect at such time, as determined in accordance with the pricing grid set forth in the Credit Agreement. All Swingline Loans will bear interest at the LIBOR Market Index Rate plus the Applicable Margin Percentage for LIBOR Market Index Loans in effect at such time, as determined in accordance with the pricing grid set forth in the Credit Agreement. LIBOR is the London Interbank Offered Rate for corresponding deposits of U.S. Dollars for interest periods of one, two, three or six months, subject to availability, as selected by the Company and as quoted to the administrative agent. The LIBOR Market Index Rate is the rate for one-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m. (London time) and as quoted to the administrative agent. The Applicable Margin Percentage for LIBOR Loans and LIBOR Market Index Loans is 0.625% until the first Adjustment Date and thereafter shall range from 0.5% to 1.125% depending upon the Company’s Consolidated Debt to Consolidated Total Capitalization ratio. For the sole purpose of calculating Consolidated Debt to Consolidated Total Capitalization to determine the Applicable Margin Percentage, Consolidated Debt is reduced by the aggregate amount of the Company’s cash and short-term investments. Interest shall be calculated on an actual/360-day basis for LIBOR Loans and shall be payable at the end of each applicable interest period or at three-month intervals, if such interest period is six months or longer. Interest shall be calculated on an actual/365/366-day basis and shall be payable quarterly in arrears for loans bearing interest at the Base Rate or the LIBOR Market Index Rate.

Commitment fees ranging from 0.1% to 0.225%, as determined in accordance with the pricing grid set forth in the Credit Agreement, shall be charged on the aggregate unutilized portion of the Commitments, payable quarterly in arrears to the administrative agent for the ratable benefit of the Lenders and calculated on an actual/360-day basis and commencing on the execution date of the Credit Agreement. Letter of credit fees equal to the Applicable Margin Percentage for LIBOR Loans in effect on the daily average aggregate Stated Amount of all letters of credit shall be payable quarterly in arrears to the administrative agent for the ratable benefit of the Lenders and calculated on an actual/360-day basis. The commitment fees and letter of credit fees are 0.125% and 0.625%, respectively, until the first Adjustment Date. In addition, the Company will pay to Wachovia Bank for its own account as issuer of letters of credit (i) a facing fee with respect to each letter of credit in an amount equal to 0.125% of the daily average aggregate Stated Amount thereof, payable quarterly in arrears and calculated on an actual/360-day basis and (ii) such fees and charges customarily charged in connection with the issuance and administration of such letters of credit. Wachovia Bank, as administrative agent shall also receive an annual administrative fee for providing such services.

The Credit Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a maximum Consolidated Debt to Consolidated Total Capitalization ratio (not to be more than 0.60 to 1.00) and a minimum Fixed Charge Coverage Ratio (not to be less than 2.00 to 1.00). Other covenants include, but are not limited to, mergers and consolidations, additional indebtedness, limitations on liens, disposition of assets, investments, restricted payments and transactions with affiliates.

The Credit Agreement contains customary events of default, including, but not limited to, nonpayment of principal, any reimbursement obligation or any interest on any Loan or any fees or other Obligations; violation of covenants or other terms of the Credit Agreement; inaccuracy of representations and warranties; cross-defaults to other indebtedness having an aggregate principal amount of at least $10,000,000; certain bankruptcy events; non-insured judgments in excess of $10,000,000; certain ERISA-related events; suspension or termination of material licenses or permits; certain environmental claims, certain governmental liens, if the Company ceases to be solvent or materially changes the conduct of its business and certain change of control events. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction or with the consent of the Required Lenders, take any or all of the following actions at the same or different times: (a) declare the Commitments, the Swingline Commitment and the Issuing Lender’s obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate (provided, that certain bankruptcy events will automatically cause the Commitments, Swingline Commitments and the Issuing Lender’s obligations to issue Letters of Credit to terminate); (b) declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under the Credit Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind (provided, that upon certain bankruptcy events occurring, all of the outstanding principal amount of the Loans and all other amounts described in (b) shall automatically become immediately due and payable without presentment, demand protest, notice of intent to accelerate or other notice or legal process of any kind); (c) direct the Company to deposit with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.8 of the Credit Agreement; and (d) exercise all rights and remedies available to it under the Credit Agreement, the other Credit Documents and applicable law.

The Company intends to use the proceeds of the Loans made under the Credit Agreement for working capital, the issuance of Letters of Credit, and general corporate purposes and in accordance with the terms and provisions of the Credit Agreement.

The Company has normal banking relationships with the Lenders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 4.10 - Amended and Restated Credit Agreement among Wachovia Bank, National Association, as Administrative Agent; the Lenders named therein; and Old Dominion Freight Line, Inc., dated August 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Dominion Freight Line, Inc.

August 16, 2006	By:	John P. Booker, III

Name: John P. Booker, III
Title: Vice President - Controller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

4.10	Amended and Restated Credit Agreement dated August 10, 2006